                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K



                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): June 5, 2000



                           HERSHA HOSPITALITY TRUST
            (Exact name of registrant as specified in its charter)



         Maryland                      005-55249                 251811499
(State or other jurisdiction      (Commission File No.)       I.R.S. Employer
      of incorporation)                                     (Identification No.)


                           148 Sheraton Drive, Box A
                      New Cumberland, Pennsylvania  17070
                   (Address of principal executive offices)


                                (717) 770-2405
             (Registrant's telephone number, including area code)


                                      N/A
         (former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

     On May 19, 2000, Hersha Hospitality Trust (the "Company"), through its interest in Hersha Hospitality L.P. (the "Partnership"), completed its acquisition of four hotel properties in metropolitan Atlanta, Georgia from various entities owned by Noble Investments Group, Ltd. ("Noble").
Collectively, the four properties are referred to as the ("Noble Investments Hotels"). The four properties acquired and their respective purchase prices are as follows:


Hotel Property         Rooms     Location              Purchase Price
--------------         -----     --------              --------------
Comfort Suites          85       Duluth, GA.           $5,207,857
Holiday Inn Express     68       Duluth, GA.           $3,735,413
Hampton Inn             91       Newnan, GA.           $7,117,092
Hampton Inn             61       Peachtree City, GA.   $3,939,640


      The Partnership acquired the Hampton Inn, Newnan and Hampton Inn, Peachtree City through the assumption of existing debt, held by General Electric Capital Corporation, of $3.6 million and $2.4 million, respectively. In addition, approximately $5.0 million was utilized from the Company's outstanding line of credit. The Comfort Suites, Duluth and the Holiday Inn Express, Duluth were purchased through mortgages from Lehman Brothers Bank totaling $6.0 million in addition to $3.0 million from the Company's outstanding line of credit.

     The Partnership leased the properties to entities owned by Noble pursuant to percentage leases (the "Percentage Leases") that provide for rent based, in part, on the room revenues from the hotels. The leases for the Hampton Inn hotels located in Newnan and Peachtree City are effective as of April 20, 2000. The leases for the Comfort Suites, Duluth, and the Holiday Inn Express, Duluth, are effective as of May 19, 2000.

     The purchase prices for the hotels were determined via arm's length negotiations between the Company and Noble relative to the rent to be paid by Noble under the Percentage Leases. Independent appraisals were obtained for each of the hotel properties in order to further substantiate the purchase prices.

     The following table sets forth (i) the Initial Fixed Rent for the first lease term and (ii) the annual percentage rent formula for the four hotel properties:

Acquired                 Initial
Hotel                   Fixed Rent      Percentage Rent Formula
-----                   ----------      -----------------------
Comfort Suites,         $745,000        47.54% of room revenue up to $1,567,000,
Duluth, GA                              plus 40% of room revenues in excess of $1,567,000

Holiday Inn Express,    $533,000        43.47% of room revenue up to $1,226,000,
Duluth, GA                              plus 40% of room revenues in excess of $1,226,000

Hampton Inn,            $965,000        53.76% of room revenue up to $1,795,000,
Newnan, GA                              plus 40% of room revenues in excess of $1,795,000

Hampton Inn,            $557,000        46.85% of room revenue up to $1,189,000,
Peachtree City, GA                      plus 40% of room revenues in excess of $1,189,000

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements. As of the date of this report, historical audited financial information for the four properties is not available. Audited financial information will be provided for the periods specified under Rule 3-05(b) of Regulation S-X within sixty days of this report. Pro forma financial information for the Company will also be provided at that time.

(b) Exhibits. The following exhibits are required by Item 601 of Regulation S-K and are listed below:

          10.1  Form of Purchase Leaseback Agreement
          10.2  Form of Lease Agreement
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Hersha Hospitality Trust


                               By:  /s/ Hasu P. Shah
                                   ___________________
                                   Hasu P. Shah
                                   Chief Executive Officer

Date: June 5, 2000


                                 EXHIBIT INDEX


10.1 Form Purchase Leaseback Agreement

10.2 Form Lease Agreement